Exhibit 10.10

CONFIDENTIAL

INVESTMENT AND PARTICIPATION AGREEMENT

DEEPGREEN

RESOURCES

THIS AGREEMENT made as of the 15th day of March, 2017 (the Effective Date) between:

Maersk Supply Service NS (Company no. 31424377), a corporation incorporated under the laws of Denmark (and together with any Permitted Transferee, Maersk)

- and -

Maersk Supply Service Subsea UK Limited (Company no. 09843677), a limited liability company incorporated under the laws of England and Wales (and together with any Permitted Transferee, Maersk UK)

- and -

DeepGreen Resources Inc. (Company no. BC0901047), a corporation incorporated under the laws of British Columbia (the Corporation),

(each of Maersk, Maersk UK and the Corporation may be referred to herein individually as a Party and collectively as the Parties).

WHEREAS the Corporation and Maersk each acknowledge the importance to the other Party of the collaboration of the Corporation and Maersk in the Clarion Clipperton Zone (the CCZ);

AND WHEREAS Maersk has agreed to complete four Marine Cruises, being Cruise 3, Cruise 4, Cruise 5 and Cruise 6, and Maersk UK has agreed to complete the fifth Marine Cruise, being Cruise 7, in accordance with each BIMCO;

AND WHEREAS the Corporation has agreed that Maersk and Maersk UK, respectively, will be entitled to receive a number of Common Shares upon Completion of a Marine Cruise based on the aggregate expenditures made by Maersk or Maersk UK, as applicable, for such cruise;

AND WHEREAS the Corporation has agreed that Maersk will have a right to match both technically and financially proposals, tenders or offers from service providers other than Maersk for other marine cruises or Marine Services;

AND WHEREAS the Corporation has agreed that Maersk will have a pro-rata participation right in respect of certain equity financings;

AND WHEREAS the Corporation has agreed that Maersk will be entitled to nominate a board observer or board representative in certain circumstances;

NOW THEREFORE THIS AGREEMENT WITNESSETH that, for good and valuable consideration, the receipt whereof is hereby acknowledged, the Parties have agreed as follows:

Article 1
Definitions

1.1 In addition to terms defined elsewhere herein, in this Agreement:

Additional Subscription Right has the meaning set forth in the Articles.

Affiliate means a Person connected with another Person because:

(a) one of them is the direct or indirect subsidiary of the other, or

(b) each of them is, directly or indirectly, controlled by the same Person.

Agreement means this Agreement, and the terms “hereof”, “hereunder”, “hereto”, “herein” and other similar terms refer to this Agreement and not any particular Article, section, clause or schedule hereto (except as specifically stated).

Articles means the articles of the Corporation, as amended, and as may be further amended from time to time.

BIMCO means the applicable BIMCO Supplytime 2005 Time Charter Party for Offshore Service Vessels for a particular Marine Cruise.

Board means the Board of Directors of the Corporation.

CFPO has the meaning set forth in Section 5.1(j).

Change of Control means, in one transaction or a series of related transactions: (i) the completion of a consolidation, take-over bid (whether exempt or non-exempt), reverse take-over, amalgamation, arrangement or merger, in each case involving the Corporation, in which the registered holders of Shares immediately prior to such consolidation, take-over bid, reverse take-over, amalgamation, arrangement or merger do not, immediately after such consolidation, take-over bid, reverse take-over, amalgamation, arrangement or merger, own shares representing a majority of the outstanding voting power (based on the right to elect directors generally) of the Corporation or the surviving or consolidated corporation; (ii) the direct or indirect sale, lease, or transfer of all or substantially all of the assets of the Corporation; or (iii) any other form of corporate reorganization in which outstanding Shares of the Corporation are exchanged for or converted into cash, securities of another corporation or business organization (including the surviving entity of a take-over bid, reverse take-over, amalgamation, arrangement or merger), or other property in which the registered holders of Shares immediately prior to such reorganization do not, immediately after such reorganization, own shares representing a majority of the outstanding voting power (based on the right to elect directors generally) of the Corporation; provided that in each case the registered holders of Shares immediately prior to such transaction receive, or may elect to receive, cash or share-based consideration for all or a portion of their Shares, as applicable.

Class B Preferred Shares means Class B preferred shares in the capital of the Corporation without par value and having the rights and restrictions set forth in the Articles.

Common Shares means common shares in the capital of the Corporation without par value.

Completion shall be deemed to occur at the time and on the date when the vessel for a particular Marine Cruise is redelivered to Maersk in accordance with the BIMCO for that Marine Cruise.

Concurrent Financing means the proposed issue and sale of Class B Preferred Shares at a price of US$1.25 per share on a non-brokered private placement basis in accordance with applicable securities laws for gross proceeds of up to approximately US$150,000,000 in the aggregate (including proceeds (if any) received upon exercise of the Preferred Share Purchase Option), such financing which may be completed (including at all, and in one or more tranches) and closed or terminated at any time all in the Corporation’s sole discretion.

Control shall be determined in accordance with Section 1(3) of the Securities Act (British Columbia), as amended.

Data Room Information means all information, summaries, presentations, reports, memoranda, models, calculations, certificates, charters, policies, plans, videos, agreements, minutes, registers, financial statements, correspondence, licences, patent applications, resolutions, analyses, maps, records, files, data, interpretations, papers or other documents relating to the Corporation, its Subsidiaries or their respective businesses, properties or assets, contained in the intemet-based data room established by the Corporation, hosted by ansarada and made available to Maersk and its advisors prior to the Effective Date at the weblink https://dataroom.ansarada.com/deeporeen%7C17535/.

Definitive Agreement has the meaning set forth in Section 11.2(a).

Denominator has the meaning set forth in Section 2.3.

Dispute has the meaning set forth in Section 11.1.

Effective Date has the meaning set forth in the preamble to this Agreement.

Encumbrance means any mortgage, lien, charge, pledge, security interest, hypothec, encumbrance, claim or demand whatsoever.

Environmental Laws means any law, regulation or other applicable requirement relating to: (a) the release or threatened release of Hazardous Substance; (b) pollution; (c) protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

Existing Dispute has the meaning set forth in Section 11.2(a).
Expenses has the meaning set forth in Section 4.3(b).

Final Costs means the agreed aggregate Marine Cruise Costs incurred by Maersk or Maersk UK, as applicable, in respect of a particular Marine Cruise.

Financial Statements has the meaning set forth in Section 5.2(p).

Forward Looking Statements has the meaning set forth in Section 5.2(u).
Going Public Transaction means:

(a)	an initial public offering of Common Shares pursuant to which the Corporation becomes a Reporting Issuer and Common Shares of the Corporation are listed on a stock exchange;

(b)	a transaction or series of transactions which: (i) involves a Reporting Issuer listed on a stock exchange or holders of securities of that Reporting Issuer acquiring Shares, securities or assets of the Corporation or that Reporting Issuer effecting a merger, amalgamation, arrangement, reorganization, business combination or other similar transaction with the Corporation or its security holders and which, in any case; (ii) results in: (x) the registered holders of Shares immediately prior to such transaction or transactions having Control of the Reporting Issuer or the entity resulting from such transaction; (y) such Reporting Issuer or entity resulting from such transaction being a Reporting Issuer listed on a stock exchange; and (z) the business of such Reporting Issuer or entity resulting from such transaction being substantially the same as the business of the Corporation immediately prior to such transaction or transactions; or

(c)

a transaction or series of transactions which: (i) involves the Corporation or holders of Shares acquiring securities or assets of a Reporting Issuer listed on a stock exchange or the Corporation effecting a merger, amalgamation, arrangement, reorganization, business combination or other similar transaction with that Reporting Issuer or its security holders and which, in any case; (ii) results in: (x) the registered holders of shares of that Reporting Issuer immediately prior to such transaction or transactions having Control of the Corporation or the entity resulting from such transaction; (y) the Corporation or the entity resulting from such transaction or transactions being a Reporting Issuer listed on a stock exchange; and (z) the business of the Corporation or entity resulting from such transaction being substantially the same as the business of the Corporation immediately prior to such transaction or transactions, and for greater certainty, all cases above do not include any transaction or series of transactions which constitutes a take-over bid pursuant to applicable securities laws.

Hazardous Substances has the meaning set forth in Section 5.1(i).

IFRS has the meaning set forth in Section 5.2(p).

Indemnified Persons has the meaning set forth in Section 5.5.

In-Kind Common Share Investment has the meaning set forth in Section 2.3.

International Seabed Area means the seabed and ocean floor and subsoil thereof, beyond the limits of national jurisdiction.

ISA means the International Seabed Authority and any successor thereto.

ISA Exploration Contract means the contract for exploration for polymetallic nodules between the ISA and NORI, dated July 22, 2011, and any amendment thereto.

ISA Regulations means the legally binding regulations adopted by the ISA applicable to the activities of the Corporation and its Subsidiaries in the International Seabed Area.

Information Circular means an information circular in respect of a shareholder meeting as required pursuant to the Act or National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators, as amended or replaced.

Marine Cruise means the five marine cruises, being Cruise 3, Cruise 4, Cruise 5, Cruise 6 and Cruise 7, pursuant to the applicable BIMCO.

Marine Cruise Costs has the meaning set forth in Section 2.1.

Marine Services means services provided by Maersk or Maersk UK, as applicable, pursuant to a BIMCO.

Material Adverse Effect means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of a Party, on a consolidated basis.

NORI means Nauru Ocean Resources Inc., a company incorporated under the laws of Nauru. Other Contractors has the meaning set forth in Section 4.1(b).

Other Costs means any allocable costs attributable to the provision of Other Services. Other Services has the meaning set forth in Section 4.2.

Participating Financing has the meaning set forth in Section 3.1(a).

Permitted Encumbrance means:

(a)	any lien arising by operation of law or regulation and in the ordinary course of trading and not as a result of any default or omission by the Corporation or any of its Subsidiaries;

(b)	any Encumbrance created by and or between the Corporation and any of its Subsidiaries;

(c)	any Encumbrance which has been granted with the prior written consent of Maersk (such consent not to be unreasonably withheld or delayed)

(d)	any Encumbrance created as a result of, or pursuant to, this Agreement or any other agreement or documentation in connection with it; and/or

(e)	any Encumbrance in favour of the Republic of Nauru resulting from their sponsorship of NORI.

Permitted Issuance means any issuance pursuant to subparagraphs 8(a) — 8(c) of the definition of ‘Permitted Issuance’ in the Articles.

Permitted Transferee has the meaning set forth in Section 12.1.

Person includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government, syndicate or other entity, whether or not having legal status.

Preferred Share Purchase Option means the irrevocable option to purchase up to 50,000,000 Class B Preferred Shares granted by the Corporation to Maersk pursuant to the Preferred Share Purchase Option Agreement,

Preferred Share Purchase Option Agreement means the Preferred Share Purchase Option Agreement between Maersk Supply Service A/S (Company no. 31424377) and the Corporation dated March 15, 2017.

Pro-Rata Participation Right has the meaning set forth in Section 3.2(a).

Pro-Rata Share means the amount expressed as a percentage determined by dividing the number of Shares (and other voting equity, if any) then held, directly or indirectly, by Maersk by the number of Shares (and other voting equity, if any) then issued and outstanding prior to issuing Shares (or other voting equity, as applicable) pursuant to a Participating Financing or a Strategic Financing, as applicable, and in each case excluding any Shares issuable pursuant to the then unearned portion of the In-Kind Common Share Investment or the unexercised Preferred Share Purchase Option.

Prospectus shall be interpreted in accordance with National Instrument 41-101 - General Prospectus Requirements of the Canadian Securities Administrators, as amended or replaced.

Protective Non-Disclosure Agreement means the Protective Non-Disclosure Agreement among the Corporation, Maersk and Maersk UK dated March 15, 2017.

Related Dispute has the meaning set forth in Section 11.2(b).

Reporting Issuer has the same meaning as set forth in Section 1(1) of the Securities Act (British Columbia), as amended.

Revenue has the meaning set forth in Section 4.3(b).

Rules has the meaning set forth in Section 11.1.

Share Limit has the meaning set forth in Section 7.1.

Share Reorganization has the meaning set forth in Section 2.9.

Shares means, collectively, the Common Shares and the Class B Preferred Shares and any other shares in the capital of the Corporation.

Strategic Financing has the meaning set forth in Section 3.1(b).
Subscription Agreement has the meaning set forth in Section 2.5.

Subsidiaries means DeepGreen Engineering Pte. Ltd., DeepGreen Resources LLC, Nauru Education and Training Foundation Inc., Nauru Health and Environmental Foundation Incorporated and NORI.

Termination has the meaning set forth in Section 3.7.

Termination Date has the meaning set forth in Section 13.1.

1.2	The following schedules are incorporated into and form a part of this Agreement:

(a) Schedule A — Confirmation of Funds (Corporation)

(b) Schedule B — Confirmation of Aggregate Costs (Maersk / Maersk UK)

(c) Schedule C — Subscription Agreement (Maersk / Maersk UK)

Article 2

In-kind Common Share Investment

2.1	Subject to Section 2.2, Maersk agrees to complete four Marine Cruises, being Cruise 3, Cruise 4, Cruise 5 and Cruise 6, and Maersk UK agrees to complete the fifth Marine Cruise, being Cruise 7, in accordance with the applicable BIMCO. The scope of Marine Cruise related services to be performed by Maersk, Maersk UK and the Corporation, respectively, and the allocable costs of each Marine Cruise of Maersk, Maersk UK and the Corporation, respectively, (such costs, the Marine Cruise Costs) shall be as set forth in the BIMCO for that particular Marine Cruise. For greater certainty, each of Maersk, Maersk UK and the Corporation acknowledge and agree that the other Party may sub-contract such Marine Cruise related services to Affiliates and third parties in accordance with the applicable BIMCO, which sub-contract services shall be included in the Marine Cruise Costs of such Party.

2.2	Prior to Maersk or Maersk UK, as applicable, commencing mobilization expenses for a Marine Cruise, the Corporation agrees to provide to Maersk or Maersk UK, as applicable, confirmation (in the form set forth in Schedule A) that the Corporation has sufficient funds to undertake its allocable portion of the Marine Cruise Costs for such Marine Cruise, such costs to be determined in accordance with the BIMCO for that particular Marine Cruise.

2.3	Maersk or Maersk UK, as applicable, shall receive a number of Common Shares (the In-kind Common Share Investment) equal to the agreed Final Costs for a particular Marine Cruise divided by US$1.25 (the Denominator), subject to adjustment pursuant to Section 2.9.

2.4	Within 30 days of Completion of a Marine Cruise, Maersk or Maersk UK, as applicable, shall use commercially reasonable efforts to provide to the Corporation confirmation (in the form set forth in Schedule B) of the aggregate Marine Cruise Costs incurred by Maersk or Maersk UK, as applicable, in respect of such Marine Cruise, such aggregate costs to be calculated in accordance with the BIMCO for that particular Marine Cruise.

2.5	If the Corporation does not object to the aggregate Marine Cruise Costs incurred by Maersk or Maersk UK, as applicable, in respect of such Marine Cruise, such costs shall be Final Costs and the Corporation shall request Maersk or Maersk UK, as applicable, to provide a duly executed subscription agreement (in the form set forth in Schedule C) (a Subscription Agreement) in respect of the particular In-Kind Common Share Investment and such other ancillary documents as the Corporation may reasonably request.

2.6	If the Corporation objects to the aggregate Marine Cruise Costs incurred by Maersk or Maersk UK, as applicable, in respect of such Marine Cruise, the Corporation shall, within 60 days of receipt of the confirmation delivered by Maersk or Maersk UK, as applicable, pursuant to Section 2.4, notify Maersk or Maersk UK, as applicable, of the amount of such Marine Cruise Costs:

(a)	which are disputed together with the Corporation’s reasons, the disputed amount of such Marine Cruise Costs which shall be subject to review, audit and dispute resolution (as the case may be) pursuant to the applicable BIMCO; and

(b)	which are not disputed, and such costs shall be Final Costs and the Corporation shall request Maersk or Maersk UK, as applicable, to provide a revised Subscription Agreement for the amount of the In-Kind Common Share Investment equivalent to such Final Costs and such other ancillary documents as the Corporation may reasonably request, and upon receipt thereof Maersk or Maersk UK, as applicable, shall be treated as the holder of record of the Common Shares comprising such In-Kind Common Share Investment notwithstanding any delay in the issuance and delivery of the certificate(s) for such Common Shares.

2.7	If upon resolution of any dispute pursuant to Section 2.6(a):

(a)	any further In-Kind Common Share Investment is due to Maersk or Maersk UK, as applicable, Maersk or Maersk UK, as applicable, shall provide to the Corporation confirmation (in the form set forth in Schedule B) together with a duly executed Subscription Agreement in respect of such In-Kind Common Share Investment and such other ancillary documents as the Corporation may reasonably request, and upon receipt thereof Maersk or Maersk UK, as applicable, shall be treated as the holder of record of the Common Shares comprising such In-Kind Common Share Investment notwithstanding any delay in the issuance and delivery of the certificate(s) for such Common Shares.

(b)	a credit is due to the Corporation, Maersk or Maersk UK, as applicable, shall credit such amount against its aggregate Marine Cruise Costs for the immediately following Marine Cruise or, if no further Marine Cruise is to occur, shall refund such amount to the Corporation in cash.

2.8	The Corporation shall, within 15 days following receipt by the Corporation of a subscription agreement pursuant to Section 2.5, Section 2.6(b) or 2.7(a), issue and deliver a share certificate representing the Common Shares as set forth in such subscription agreement, such issued Common Shares which shall be in full satisfaction of the Final Costs in respect of the applicable Marine Cruise and the Corporation shall have no further obligation in respect of such Final Costs (including to issue any Common Shares or pay any amount in respect thereto).

2.9	In the event of a subdivision, consolidation, split or reclassification of the Common Shares or similar circumstances (a Share Reorganization), the Denominator shall be adjusted at the time of any In-kind Common Share Investment to an amount equal to the product of:

(a)	the Denominator in effect immediately before the effective date or record date of the Share Reorganization; multiplied by

(b)	a fraction the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization.

2.10	This Article 2 shall not entitle Maersk or Maersk UK, as applicable, to any rights whatsoever as a shareholder of the Corporation with respect to any Common Shares until it has delivered to the Corporation a duly executed Subscription Agreement and such other ancillary documents as the Corporation may reasonably request in accordance with this Article 2 and Maersk or Maersk UK, as applicable, and the Corporation have agreed to the Final Costs.

2.11	For so long as Maersk or Maersk UK, as applicable, is precluded from receiving Common Shares by virtue of the Share Limit, the Final Costs in respect of any subsequent Marine Cruise(s) (or portion thereof) shall be paid in cash by the Corporation within 60 days of agreement of Maersk or Maersk UK, as applicable, and the Corporation to the Final Costs as set forth in this Article 2 mutatis mutandis, such cash payment which shall be in full satisfaction of such Final Costs and the Corporation shall have no further obligation in respect of such Final Costs (including to issue any Common Shares or pay any amount in respect thereto).

2.12	Maersk’s rights to receive Common Shares or cash for the Final Costs in respect of a Marine Cruise pursuant to an In-Kind Common Share Investment and the Corporation’s obligations to issue such Common Shares or pay cash shall terminate and be of no further force or effect upon the issuance of the Common Shares or the payment of cash (in lieu of such Common Shares) for the Final Costs for the fourth completed Marine Cruise, being Cruise 6, in accordance with this Article 2.

2.13	Maersk UK’s rights to receive Common Shares or cash for the Final Costs in respect of its Marine Cruise pursuant to an In-Kind Common Share Investment and the Corporation’s obligations to issue such Common Shares or pay cash shall terminate and be of no further force or effect upon the issuance of the Common Shares or the payment of cash (in lieu of such Common Shares) for the Final Costs for the fifth completed Marine Cruise, being Cruise 7, in accordance with this Article 2.

Article 3

 Pro-Rata Participation Right

3.1	In addition to the Concurrent Financing, and except with respect to the Pro-Rata Participation Right, the Corporation may without restriction from time to time and at any time:

(a)	issue such number of Shares or other securities for cash proceeds (including, without limitation, upon conversion of any convertible debt in accordance with the terms thereof), at such prices and to such investors as the Corporation may determine in its sole discretion (any such issuance, a Participating Financing);

(b)	issue such number of Shares or other securities (including in-kind equity issuances) in exchange or as consideration for services to such service providers as the Corporation may determine in its sole discretion including with respect to strategic alliances relating to matters other than Marine Services (any such issuance, a Strategic Financing); or

(c)	incur debt with such lender(s) and on such terms (including on a secured or unsecured basis) as the Corporation may determine in its sole discretion, and (i) Maersk shall not have any right (including, without limitation, the Pro-Rata Participation Right) to participate in any such debt issue; and (ii) the Corporation shall not be obliged to offer Maersk an opportunity to participate in any such debt issue.

3.2	From and after the date Maersk first becomes a shareholder of the Corporation pursuant to either the In-Kind Common Share Investment or exercise of the Preferred Share Purchase Option and prior to Termination, Maersk shall:

(a)	in respect of any Participating Financing or Strategic Financing (in each case other than a Permitted Issuance), have the right (the Pro-Rata Participation Right), but not the obligation, to purchase up to its Pro-Rata Share of the Shares (or other equity) offered pursuant to any such financing on the same terms as offered to other investors in such financing; and

(b)	in respect of a Going Public Transaction, have a Pro-Rata Participation Right but not the obligation, to purchase up to its Pro-Rata Share of the Shares (or other equity) offered pursuant to the Going Public Transaction on the same terms as offered to other investors in the Going Public Transaction, provided such right is permitted pursuant to applicable laws and approved by the underwriter(s) or investment dealer(s) for such Going Public Transaction (in their sole discretion).

Maersk acknowledges and agrees that: (i) the Company may, without restriction from time to time and at any time, incur debt with such lender(s) and on such terms (including on a secured or unsecured basis) as the Company may determine in its sole discretion; (ii) Maersk shall not have any right (including, without limitation, the Pro-Rata Participation Right) to participate in any such debt issue; and (iii) the Corporation shall not be obliged to offer Maersk an opportunity to participate in any such debt issue.

3.3	Maersk agrees to notify the Corporation in writing within 20 days of receipt of notice by the Corporation of a Participating Financing or a Strategic Financing whether Maersk will participate in such financing and, if so, the number of Shares or other equity not exceeding its Pro-Rata Share to be purchased by Maersk.

3.4	In each 12 month period from the date Maersk first becomes a shareholder of the Corporation pursuant to either the In-Kind Common Share Investment or exercise of the Preferred Share Purchase Option and prior to Termination, Maersk may exercise once in each such 12 month period the Pro-Rata Participation Right to purchase up to its Pro-Rata Share of the aggregate number of Shares (or other equity) issued pursuant to Permitted Issuances during such 12 month period, such Shares (or other equity) to be purchased at the volume weighted average price per Share calculated by dividing the total value of Shares (or other equity) issued during such twelve month period by the total number of Shares (or other equity) issued during such 12 month period; provided that, if at the time of such Permitted Issuance Maersk participated in such Permitted Issuance, that Permitted Issuance shall be excluded for the purposes of determining Maersk’s Pro-Rata Share pursuant to this Section 3.4.

3.5	In respect of any purchase pursuant to Section 3.3 or Section 3.4, Maersk agrees to deliver to the Corporation a duly executed subscription agreement (in substantially the form provided by the Corporation to other purchasers under the Participating Financing, Strategic Financing or Permitted Issuance, as applicable) and such other documents as the Corporation may reasonably request and tender payment in cash in full to the Corporation for the Shares (or other equity) so purchased by wire transfer to such account as directed by the Corporation in writing.

3.6	The Pro-Rata Participation Right shall not entitle Maersk to any rights whatsoever as a shareholder of the Corporation with respect to any Shares (or other equity), subject to the Pro-Rata Participation Right, unless Maersk has elected in accordance with Section 3.3 or 3.4 to so participate and has delivered a duly executed subscription agreement in the applicable form and such other ancillary documents as the Corporation may reasonably request and tendered payment each in accordance with Section 3.5.

3.7	The Pro-Rata Participation Right shall terminate and be of no further force or effect upon the earliest of:

(a)	immediately prior to closing of a Going Public Transaction if the Pro-Rata Participation Right is not permitted pursuant to applicable laws or approved by the underwriter(s) or investment dealer(s) for such Going Public Transaction (in their sole discretion);

(b)	closing of a Going Public Transaction if the Pro-Rata Participation Right is permitted pursuant to applicable laws and approved by the underwriter(s) or investment dealer(s) for such Going Public Transaction (in their sole discretion); or

(c)	immediately prior to a Change of Control, (any such termination, Termination).

3.8	Subject to Article 12, the Pro-Rata Participation Right is non-transferable.

Article 4

Right to Match and Services to Other Contractors

4.1	The Parties acknowledge and agree as follows:

(a)	collaboration of the Corporation and Maersk in the CCZ is of importance to each Party;

(b)	that Maersk intends to offer offshore services to other contractors involved in the seafloor polymetallic nodule industry (Other Contractors), and nothing contained in this Agreement shall act as, or be construed as granting the Corporation or any of its Affiliates, a veto or other similar right to restrict Maersk from providing such services (including marine cruises) to any Other Contractor; and

(c)	the Corporation is relying on Maersk and Maersk UK for the provision of the Marine Cruises (as applicable) to the exclusion of other service providers and each of Maersk and Maersk UK agree to provide the Corporation with the Marine Cruises (as applicable) on a preferential basis in accordance with this Agreement and each BIMCO.

4.2	The Parties agree (i) to use their joint efforts to offer the provision by Maersk or Maersk UK and the Corporation of offshore services to Other Contractors (Other Services); (ii) Other Services may be provided separately from, or in conjunction with, a Marine Cruise; and (iii) Other Services may include but are not limited to vessels, technical support services provided by Maersk or Maersk UK, as applicable, or the Corporation or the rental of equipment supplied by Maersk or Maersk UK, as applicable, or the Corporation.

4.3	If Maersk or Maersk UK, as applicable, intends to bid for the provision of Other Services which are to be provided not during a Marine Cruise, then:

(a)	Maersk or Maersk UK, as applicable, shall notify the Corporation that it intends to bid for such provision and advise the Corporation of the services and/or equipment to be provided by the Corporation. If the Corporation is able to provide such services and/or equipment, then the Corporation agrees to provide Maersk or Maersk UK, as applicable, with a quote for such services and/or equipment to be included in Maersk’s or Maersk UK’s bid, as applicable, to the Other Contractor. If Maersk’s or Maersk UK’s bid, as applicable, is successful and it secures the contract award for such Other Services, Maersk or Maersk UK, as applicable, and the Corporation agree to negotiate a mutually acceptable agreement between Maersk or Maersk UK, as applicable, and the Corporation for the provision of the services and/or equipment to be provided by the Corporation; and

(b)	within 30 days of completion of the Other Services Maersk or Maersk UK, as applicable, shall provide to the Corporation a final statement of the Other Services provided, the aggregate amount paid by the Other Contractor for the Other Services (Revenue) and Maersk’s or Maersk UK’s, as applicable, actual Other Costs incurred for the Other Services provided, and following receipt thereof the Corporation shall advise Maersk or Maersk UK, as applicable, in writing of the Corporation’s actual Other Costs incurred (if any) for the Other Services (such Other Costs incurred by Maersk or Maersk UK, as applicable, and the Corporation in respect of the Other Services, Expenses). The amount remaining after deducting Expenses from Revenue shall be shared equally and paid to each of Maersk or Maersk UK, as applicable, and the Corporation (or, if directed by a Party, applied as a set-off against other costs owing by such Party to the other Party).

4.4	If the Corporation intends to bid for the provision of Other Services which are to be provided during a Marine Cruises, then:

(a)	if the Corporation’s bid is successful and it secures the contract award for such Other Services, Maersk or Maersk UK, as applicable, shall provide such services in accordance with the BIMCO for that Marine Cruise; and

(b)	within 30 days of Completion of the Other Services the Corporation shall provide to Maersk or Maersk UK, as applicable, a final statement of the Other Services provided, the aggregate Revenue from the Other Services provided and the Corporation’s actual Expense incurred for the Other Services provided, and following receipt thereof Maersk or Maersk UK, as applicable, shall advise the Corporation in writing of Maersk’s or Maersk UK’s, as applicable, actual Expenses for the Other Services. The amount remaining after deducting Expenses from Revenue shall be shared equally and paid to each of Maersk or Maersk UK, as applicable, and the Corporation (or, if directed by a Party, applied as a set-off against other costs owing by such Party to the other Party).

4.5	If:

(a)	the Corporation or any of its Affiliates wishes to seek a proposal, tender or offer for other marine cruises or Marine Services from service providers other than Maersk or Maersk UK, as applicable, then, subject to Section 4.5(c), the Corporation agrees that it will first request in writing a proposal, tender or offer from Maersk for the provision of such services. The Corporation shall be permitted to seek one or more proposals, tenders or offers from any such other service providers. The Corporation or its Affiliate(s), as applicable, shall be entitled to seek third party review of Maersk’s or any other service provider’s proposal, tender or offer including the market competiveness of such proposal, tender or offer in the current market. In no circumstance shall the Corporation be obligated to accept any proposal, tender or offer from Maersk or any other service provider.

(b)	the Corporation or any of its Affiliates receives a proposal, tender or offer from one or more other service providers that it wishes to accept, then, subject to Section 4.5(c), the Corporation shall notify Maersk of the terms of such proposal, tender or offer and provide Maersk with the right, exercisable within 30 days, to match both technically and financially the proposal, tender or offer from the other service provider. If Maersk notifies the Corporation of its decision to match both technically and financially such proposal, tender or offer and if the Corporation or its Affiliate, as applicable, has decided to contract such services, then the Corporation or its Affiliate, as applicable, shall be obliged to contract with Maersk for the provision of such other marine cruises or Marine Services on such terms. For greater certainty, if the Corporation does not receive a proposal, tender or offer from any other service providers, or if the Corporation receives a proposal, tender or offer from one or more other service providers that it does not wish to accept, the Corporation shall not be obligated to so notify Maersk or provide Maersk with any such right to match.

(c)	the Corporation or any of its Affiliates wishes to seek a proposal, tender or offer for other marine cruises or Marine Services from service providers other than Maersk or Maersk UK, as applicable, and, upon consultation with Maersk, Maersk advises the Corporation that it does not wish to provide such services (such advise not to be unreasonably delayed or withheld), then the Corporation shall be entitled to seek a proposal, tender or offer for such services from any other service providers and the Corporation shall have no further obligation to notify Maersk of the terms of such proposal, tender or offer or provide Maersk with the right to match such proposal, tender or offer.

4.6	The Corporation agrees not to disclose to any such other service providers the terms of any such Maersk proposal, tender or offer pursuant to Section 4.5(b).

4.7	During the term of this Agreement as set forth in Section 13.1, Maersk and Maersk UK and their respective Affiliates shall not, without the Corporation’s prior written consent, directly or indirectly, provide financing for any activities related to the seafloor polymetallic nodule industry to any entity engaged in seafloor polymetallic nodule activities, or enter into any joint venture, partnership, offtake, purchase, tribute mining or other similar arrangement with any other party with the intent to explore for, mine or process seafloor polymetallic nodules.

Article 5

Representations and Warranties

5.1	Maersk represents, warrants and covenants to the Corporation (and acknowledges that the Corporation is relying thereon) as of the Effective Date that:

(a)	Maersk is a corporation duly formed and validly existing under the laws of its jurisdiction of incorporation or continuance;

(b)	Maersk has all requisite corporate power and capacity to enter into this Agreement and to perform its obligations under this Agreement;

(c)	Maersk is an “accredited investor” within the meaning of National Instrument 45-106 -Prospectus Exemptions of the Canadian Securities Administrators by satisfying one or more of the criteria specified therein;

(d)	this Agreement has been duly authorized, executed and delivered by Maersk and constitutes a legal, valid and binding obligation of Maersk enforceable in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, receivership, or similar laws or judicial decisions now or hereafter in effect relating to, limiting, or affecting the rights of creditors generally or by general principles of equity;

(e)	the execution and delivery of this Agreement by Maersk and the performance by Maersk of its obligations hereunder do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to Maersk; (ii) the constating documents or resolutions of the directors or shareholders of Maersk which are in effect at the date hereof; (iii) any contract to which Maersk is a party; or (iv) any judgment, decree or order binding upon Maersk;

(0	Maersk has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, except in respect of any such franchises, permits, licenses or any similar authority the lack of which would not have a Material Adverse Effect. Maersk is not in default in any material respect under any of such franchises, permits, licenses or other similar authority;

(g)	there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to Maersk’s knowledge, threatened against Maersk: (i) that questions the validity of this Agreement, the right of Maersk to enter into this Agreement, or to consummate the transactions contemplated by this Agreement; or (ii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(h)	Maersk is not in breach, violation or default: (i) of any provision of any statute, rule or regulation applicable to Maersk which has any implication on this Agreement; (ii) of any provisions of its constating documents or the resolutions of its directors or shareholders which are in effect at the date hereof; (iii) of any contract to which it is a party which has any implication on this Agreement; or (iv) of any judgment, decree or order binding upon it, except where any such breach, violation or default would not have a Material Adverse Effect;

(i)	except in respect of any non-compliance, release or generation that does not have any implication on this Agreement: (i) Maersk is in compliance with all Environmental Laws; (b) there has been no release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a Hazardous Substance), on, upon, into or from any site or vessel currently or heretofore owned or leased by, or otherwise under the control or management of, Maersk; and (c) there have been no Hazardous Substances generated by Maersk that have been disposed of or come to rest at any site not in conformity with Environmental Laws; and

(i)	In connection with the matters that are the subject of this Agreement, neither Maersk, nor any of its Affiliates, nor any of Maersk’s or its Affiliates’ directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign public official” (as such term is defined in the Corruption of Foreign Public Officials Act (Canada), as amended (the CFPO)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in each case in order to assist the Corporation or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person in violation of any applicable law, rule or regulation. In connection with the matters that are the subject of this Agreement, neither Maersk, nor any of its Affiliates, nor any of Maersk’s or its Affiliates’ directors, officers, employees or agents have, directly or indirectly, made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any applicable law, rule or regulation. Maersk further represents insofar as it has implications for the matters that are the subject of this Agreement, it maintains, and each of its Affiliates maintains, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with any applicable anti-bribery or anti-corruption law. In connection with the matters that are the subject of this Agreement, neither Maersk, nor any of its Affiliates, nor, to Maersk’s knowledge, any of Maersk’s or its Affiliates’, directors, officers, employees or agents are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to any anti-bribery or anti-corruption law.

5.2	The Corporation represents, warrants and covenants to Maersk (and acknowledges that Maersk is relying thereon) as of the Effective Date that:

(a)	the Corporation is a corporation duly formed and validly existing under the laws of the Province of British Columbia;

(b)	the Corporation has all requisite corporate power and capacity to enter into this Agreement and to perform its obligations under this Agreement;

(c)	each of the Subsidiaries is a corporate entity duly and validly existing under the laws of its jurisdiction of incorporation or continuance;

(d)	(i) the Corporation has no direct or indirect subsidiaries, other than the Subsidiaries; (ii) the Corporation owns directly, or indirectly through one or more Subsidiaries, all of the issued and outstanding shares in the capital of each of the Subsidiaries, free and clear of all Encumbrances, and all of such shares have been duly authorized and are outstanding as fully paid and non-assessable shares; and (iii) there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire any shares in the capital of a Subsidiary, or any securities convertible into or exchangeable for shares in the capital of a Subsidiary;

(e)	each of the Corporation and the Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect;

(f)	the Common Shares, when issued in accordance with Article 2, and Shares, when issued in accordance with Article 3, will be issued as fully paid and non-assessable shares in the capital of the Corporation;

(g)	(i) 91,329,912 Common Shares, 440,000 Class B Preferred Shares and 6,350,000 options to purchase Common Shares were issued and outstanding (prior to giving effect to any Shares that may be issued pursuant to the In-kind Common Share Investment, the Preferred Share Purchase Option, the Concurrent Financing or the Additional Subscription Right); and (ii) other than the foregoing options and Shares that may be issued pursuant to the In-kind Common Share Investment, the Preferred Share Purchase Option, the Concurrent Financing or the Additional Subscription Right, there are no outstanding options, warrants, rights (including conversion or pre-emptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Corporation any Shares, or any securities convertible into or exchangeable for Shares.

(h)	this Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, receivership, or similar laws or judicial decisions now or hereafter in effect relating to, limiting, or affecting the rights of creditors generally or by general principles of equity.

(i)	the execution and delivery of this Agreement by the Corporation, the performance by the Corporation of its obligations hereunder, the issue and sale of Shares pursuant to the In-kind Common Share Investment or exercise of the Preferred Share Purchase Option, the grant of the Preferred Share Purchase Option and the consummation of the transactions contemplated by this Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (i) any statute, rule or regulation applicable to the Corporation, any of its Subsidiaries or any of their respective properties or assets including, without limitation, the ISA Regulations; (ii) the constating documents or resolutions of the directors or shareholders of the Corporation or any of its Subsidiaries which are in effect at the date hereof; (iii) any contract to which the Corporation or any of its Subsidiaries is a party or by which any of their properties or assets is bound including, without limitation, the ISA Exploration Contract; or (iv) any judgment, decree or order binding upon the Corporation, any of its Subsidiaries or any of their respective properties or assets;

(j)	NORI is the legal and beneficial owner of its interests under the ISA Exploration Contract, free and clear of all Encumbrances other than Permitted Encumbrances;

(k)	the ISA Exploration Contract is valid and in good standing under the ISA Regulations;

(I)	neither the Corporation nor any of its Subsidiaries has received from the ISA any notice alleging that NORI is in breach of, or in default under, the ISA Contract or the ISA Regulations;

(m)	the Corporation and each of its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as currently conducted, except in respect of any such franchises, permits, licenses or any similar authority the lack of which would not have a Material Adverse Effect. Neither the Corporation nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority;

(n)	there is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Corporation’s knowledge, threatened: (i) against the Corporation or any of its Subsidiaries; (ii) that questions the validity of this Agreement, the right of the Corporation to enter into this Agreement, or to consummate the transactions contemplated by this Agreement; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(o)	neither the Corporation nor any of its Subsidiaries is in breach, violation or default: (i) of any provision of any statute, rule or regulation applicable to the Corporation, any of its Subsidiaries or any of their respective property or assets including, without limitation, the ISA Regulations; (ii) of any provisions of its constating documents or the resolutions of its directors or shareholders which are in effect at the date hereof; (iii) of any contract to which it is a party or by which any of its properties or assets is bound including, without limitation, the ISA Exploration Contract; or (iv) of any judgment, decree or order binding upon it or any of its assets or properties, in each case except where any such breach, violation or default would not reasonably be expected to have a Material Adverse Effect;

(p)	(i) the Corporation has delivered to Maersk its audited financial statements as at and for the fiscal year ended December 31, 2015 (the Financial Statements); (ii) the Financial Statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Corporation and its Subsidiaries as of the dates, and for the periods, indicated therein; (iii) except as set forth in the Financial Statements, the Corporation and its Subsidiaries have no material liabilities or obligations, contingent or otherwise, other than: (A) liabilities incurred in the ordinary course of business subsequent to December 31, 2015; (B) obligations under contracts and commitments incurred in the ordinary course of business; and (C) liabilities and obligations of a type or nature not required under IFRS to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect; and (iv) the Corporation maintains a standard system of accounting established and administered in accordance with IFRS;

(q)	except as disclosed in the Data Room Information, since December 31, 2015 there has not been any change in the assets, liabilities, financial condition or operating results of the Corporation or its Subsidiaries, on a consolidated basis, from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(r)	except in respect of any non-compliance, release or generation that have not caused, in the aggregate, a Material Adverse Effect: (i) the Corporation and each of its Subsidiaries is in compliance with all Environmental Laws; (b) there has been no release of any Hazardous Substance, on, upon, into or from any site or vessel currently or heretofore owned or leased by, or otherwise under the control or management of, the Corporation or any of its Subsidiaries; and (c) there have been no Hazardous Substances generated by the Corporation or any of its Subsidiaries that have been disposed of or come to rest at any site not in conformity with Environmental Laws;

(s)	neither the Corporation, nor any of its Subsidiaries, nor any of the Corporation’s or its Subsidiaries’ directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign public official” (as such term is defined in the CFPO), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in each case in order to assist the Corporation or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person contrary to the CFPO and any applicable anti-bribery or anti-corruption law. Neither the Corporation, nor any of its Subsidiaries, nor any of the Corporation’s or its Subsidiaries’ directors, officers, employees or agents have, directly or indirectly, made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any applicable law, rule or regulation. The Corporation further represents that it has maintained, and has caused each of its Subsidiaries and Affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the CFPO and any other applicable anti-bribery or anti-corruption law. Neither the Corporation, nor any of its Subsidiaries, nor, to the Corporation’s knowledge, any of the Corporation’s or its Subsidiaries’, directors, officers, employees or agents are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the CFPO or any other anti-bribery or anti-corruption law;

(t)	the Corporation has made available to Maersk in the Data Room Information all material information in the possession or control of the Corporation that relates to the Corporation, its Subsidiaries and their respective businesses, properties and assets. All Data Room Information (excluding Data Room Information prepared by a third party other than at the request of the Corporation or its Affiliates) was accurate and complete in all material respects as at its respective date as stated therein, or, if any such Data Room Information is undated, as of the date of its delivery to the Data Room Information website. There has been no change to the Data Room Information since the date posted to the Data Room Information website that is material to the Corporation (taken as a whole), except as has been disclosed to Maersk in writing or in a more recently posted document in the Data Room Information website; and

(u)	where Data Room Information reflects the opinion or view of the Corporation or its Affiliates including opinions or views which are forward looking or otherwise relate to projections, forecasts or estimates of future performance or results (operating, financial or otherwise) (Forward Looking Statements), at the time such opinion or view was given such opinion or view was honestly held and believed to be reasonable in the circumstances in which it was given, provided, however, that it shall not constitute a breach of this section solely if actual results vary or differ from those contained in Forward Looking Statements.

5.3	Each of the Parties acknowledges and agrees that its representations, warranties and covenants set out in this Agreement will not merge upon the completion of any In-kind Common Share Investment or the grant of the Preferred Share Purchase Option or the issuance of any Option Shares (as defined in the Preferred Share Purchase Option Agreement) upon exercise of the Preferred Share Purchase Option pursuant to the Preferred Share Purchase Option Agreement, but will survive until completion of the final In-kind Common Share Investment in connection with the final Marine Cruise, being Marine Cruise 7.

5.4	Each of the Parties agrees as follows:

(a)	The Corporation shall provide to Maersk or Maersk UK, as applicable, in each confirmation required under Section 2.2 (in the form set forth in Schedule A) certification that: (i) the Corporation has, in all material respects, complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by the Corporation at or prior to the date of such confirmation; and (i) the representations and warranties contained in Section 5.2 were true and correct, in all material respects, as of the Effective Date; and

(b)	Maersk shall provide to the Corporation in each confirmation required under Section 2.4 (in the form set forth in Schedule B), including the confirmation of Maersk UK in respect of the fifth Marine Cruise, being Cruise 7, certification that: (i) Maersk has, in all material respects, complied with all covenants and satisfied all terms and conditions hereof to be complied with and satisfied by Maersk at or prior to the date of such confirmation; and (i) the representations and warranties contained in Section 5.1 were true and correct, in all material respects, as of the Effective Date.

5.5	Each Party agrees to indemnify and save harmless the other Party and its respective Affiliates, shareholders, directors, officers, employees, counsel and agents (Indemnified Persons) against all losses, claims, costs, expenses and damages or liabilities (but excluding loss of profits, incidental and consequential damages and diminution in value) which any Indemnified Person may suffer or incur which are caused or arise from a breach by that Party of its representations, warranties and covenants herein.

Article 6

Reservation of Shares and Fractional Shares

6.1	The Corporation shall at all times during the term of this Agreement, reserve and keep available a sufficient number of unissued Shares in its authorized capital to satisfy the requirements hereof.

6.2	No fractional Shares shall be issued pursuant to Article 2 or Article 3. If, as a result of any adjustment pursuant to Section 2.9, the In-Kind Common Share Investment or exercise of the Pro-Rata Participation Right, Maersk or Maersk UK, as applicable, would become entitled to a fractional Share, Maersk or Maersk UK, as applicable, shall have the right to acquire only the adjusted number of full Shares (with any such fractional share rounded up or down to the nearest whole number) and no payment or other adjustment will be made with respect to the fractional Shares.

Article 7

Restrictions on Vesting and Exercise

7.1	Notwithstanding anything to the contrary in this Agreement:

(a)	Maersk or Maersk UK, as applicable, will not be entitled to receive Common Shares pursuant to the In-kind Common Share Investment, the Corporation will not be obligated to issue any Common Shares in respect thereof and the In-kind Common Share Investment shall not provide Maersk or Maersk UK, as applicable, with the right to become the owner of Common Shares;

(b)	Maersk will not exercise the Pro-Rata Participation Right, the Corporation will not be obligated to issue any Shares (or other equity) in respect thereof and the Pro-Rata Participation Right shall not provide Maersk with the right to become the owner of Shares (or other equity); and

(c)	Maersk or Maersk UK, as applicable, will not exercise any other rights to acquire Shares or otherwise acquire any Shares, the Corporation will not be obligated to issue or approve any transfer of any Shares (or other equity) in respect thereof (as applicable) and such rights shall not provide Maersk or Maersk UK, as applicable, with the right, and Maersk or Maersk UK, as applicable, shall not otherwise agree, to become the owner of Shares (or other equity), if the issuance of Common Shares pursuant to the In-kind Common Share Investment, the exercise of the Pro-Rata Participation Right or the issuance of Shares pursuant thereto or the exercise of any other rights to acquire Shares or the issuance or transfer of Shares pursuant to any other rights to acquire Shares, in either case taken together with any other Shares Maersk, Maersk UK or any of their respective Affiliates, directly or indirectly, owns or exercises control or direction over, would result in Maersk, Maersk UK or any of their Affiliates (taken together), directly or indirectly, owning or exercising control or direction over more than 33% of the then issued and outstanding Shares (the Share Limit).

7.2	In respect of any Common Shares or other Shares the issuance or transfer of which would exceed the Share Limit, Maersk or Maersk UK, as applicable, shall not be entitled to receive Common Shares pursuant to the In-kind Common Share Investment or Shares pursuant to the Pro-Rata Participation Right or any other rights to acquire Shares, as applicable, and none of the foregoing rights shall be exercised (as applicable), for so long as the issuance or transfer of Common Shares or other Shares (as the case may be) pursuant to any such rights would exceed the Share Limit.

Article 8

Concurrent Financing, Future Shareholders and Going Public Transaction

8.1	Maersk and the Corporation agree to jointly develop disclosure regarding the transactions set forth in the Definitive Agreements, including Maersk’s ‘lead order’ In-kind Common Share Investment, or any other disclosure for the Concurrent Financing or any other financing or any transaction including a Going Public Transaction (including, in each case, as required in accordance with applicable securities laws), such assistance not to be unreasonably withheld or delayed, all of which may be utilised by Maersk and the Corporation from time to time including as may be provided by the Corporation to prospective investors or other parties, as applicable.

8.2	The Corporation and Maersk agree that managing reputational risk, including regarding non-compliance with the CFPO and other applicable foreign corrupt practices legislation as well as applicable corporate and securities laws, is of paramount importance to each of the Corporation and Maersk. In that regard and prior to completing a Going Public Transaction:

(a)	the Corporation will not accept as a shareholder any Person that has been convicted of, or otherwise found to have committed, a violation of the CFPO or other applicable foreign corrupt practices legislation;

(b)	except as may otherwise be agreed in writing between the Corporation and Maersk (not to be unreasonably withheld), the Corporation will obtain from each subscriber and all providers of funds to the Concurrent Financing and all other financings a representation and warranty in a subscription agreement or other applicable document (as determined by the Corporation in its sole discretion) as follows:

“the Subscriber has not committed a violation of the Corruption of Foreign Public Officials Act (Canada), the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable foreign corrupt practice legislation and the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder has not been sourced in violation of such legislation and will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the PCMLA) or otherwise contravene the PCMLA and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;”

8.3	Both the Corporation and Maersk see the general benefit of the Corporation undertaking a Going Public Transaction. In the event that the Corporation determines to undertake such a Going Public Transaction, Maersk agrees to either: (i) use reasonable efforts to support such undertaking; or (ii) not support such Going Public Transaction in which case it shall not to publicly oppose such a transaction.

Article 9

Board Observer; Board Representative

9.1	Prior to a Going Public Transaction, a Change of Control or Maersk becoming a shareholder pursuant to either the In-Kind Common Share Investment or exercise of the Preferred Share Purchase Option, Maersk shall be entitled to nominate one representative to serve as an observer at meetings of the Board, such observer to be permitted to attend (in a non-voting capacity) any such meeting either in person or by electronic means as available and permitted from time to time pursuant to the Articles. The observer may be excluded from any Board meeting (or portions thereof) for reasons of confidentiality, solicitor-client privilege or conflict of interest as determined by the Board, acting in good faith.

9.2	Upon Maersk becoming a shareholder through any issuance of Shares to Maersk pursuant to either the In-Kind Common Share Investment (in part or in full) or exercise of the Preferred Share Purchase Option (in part or in full) and prior to a Going Public Transaction or Change of Control, Maersk shall be permitted to designate one nominee for inclusion in the management director nominees recommended by management for election to the Board by shareholders of the Corporation.

9.3	The rights of Maersk to nominate an observer or designate a board nominee shall terminate and be of no further force or effect upon the earliest of:

(a)	immediately prior to closing of a Going Public Transaction; or

(b)	upon a Change of Control if, as a result of any disposition(s) of Shares by Maersk or any of its Affiliates pursuant to or in connection with such Change of Control, Maersk and its Affiliates (taken together), directly or indirectly, own or exercise control or direction over less than 10% of the then issued and outstanding Shares.

9.4	During the term of this Agreement, Maersk and its Affiliates shall not directly or indirectly recruit, solicit, or otherwise induce or attempt to induce any employee or consultant of the Corporation to terminate his or her employment with the Corporation or otherwise to act contrary to the interests of the Corporation; provided that Maersk and its Affiliates will not be prevented from making a general advertisement of employment opportunities in any published media of general circulation that is not directed specifically at employees of the Corporation or prevented from hiring an employee of the Corporation in response to any such general advertisement or who approaches Maersk or its Affiliates on his or her own initiative.

Article 10

Tax Withholding

10.1	The Corporation may take reasonable steps for the withholding of any taxes that it is required by applicable law or the requirements of any governmental authority to remit in connection with this Agreement or any issuance of Shares.

Article 11

Dispute Resolution

Any dispute, controversy or claim (a Dispute) arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the provisions of the UNCITRAL Arbitration Rules as adopted in 2013 and as may be further revised or adopted prior to the date of a Dispute (the Rules) and the following: (i) the arbitration shall be heard by an arbitral tribunal consisting of three arbitrators, with each Party having the right to appoint one arbitrator and the two so appointed arbitrators appointing the third arbitrator who shall act as chair; (ii) the place of arbitration shall be Vancouver, British Columbia; (iii) the language to be used in the arbitration proceedings shall be English; and (iv) the Parties hereby waive their right to any form of recourse against an award to any court or other competent authority, insofar as such waiver can validly be made under the applicable law.

11.2	Subject to Section 11.3, where:

(a)	a Dispute has been referred to arbitration (an Existing Dispute) under this Agreement, the Preferred Share Purchase Option Agreement, the Subscription Agreement, the Protective Non-Disclosure Agreement or a BIMCO (each, a Definitive Agreement); and

(b)	a new Dispute has arisen under a Definitive Agreement relating either to issues or to facts which are substantially the same as those to be determined in an Existing Dispute (a Related Dispute),

then (i) the Parties may agree that the three arbitrators appointed or to be appointed in respect of such Existing Dispute shall also be appointed in respect of such Related Dispute; or (ii) if three arbitrators have been appointed in the Existing Dispute, and no arbitrators have been appointed in a Related Dispute or is composed of the same arbitrators as in the Existing Dispute, the three arbitrators in the Existing Dispute shall have the power, upon the request of a Party to the Existing Dispute or a Related Dispute, to order the consolidation of the whole or part of both sets of arbitration proceedings in accordance with the Rules; provided in either case the three arbitrators determine that it would be just and equitable and procedurally efficient to do so and no Party to either the Existing Dispute or the Related Dispute would be materially prejudiced as a result.

11.3	The Parties agree that any Dispute arising out of or relating to Marine Cruise Costs or a BIMCO (or the breach, termination or invalidity thereof) shall be settled in accordance with the applicable BIMCO.

Article 12
Assignment

12.1	This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, transfer, convey, or pledge either this Agreement or any of its rights, interests, or liabilities hereunder without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed; provided that:

(a)	Maersk may, subject to applicable securities laws, assign or transfer: (i) the Pro-Rata Participation Right; or (ii) its rights and obligations under this Agreement, in each case, to an Affiliate of Maersk as verified by Maersk to the satisfaction of the Corporation acting reasonably (any such transferee of a Party pursuant to this Section 12.1, a Permitted Transferee), and in the event of any such assignment or transfer, this Agreement shall be read as applying mutatis mutandis to Maersk, the Corporation and a Permitted Transferee, as applicable;

(b)	Maersk or Maersk UK, as applicable, may, subject to applicable securities laws, request that any Shares issuable to Maersk or Maersk UK, as applicable, hereunder be issued to an Affiliate of Maersk or Maersk UK, as applicable, as verified by Maersk or Maersk UK, as applicable, to the satisfaction of the Corporation acting reasonably; and

(c)	Maersk or Maersk UK, as applicable, may, subject to applicable securities laws, request that any Shares Maersk or Maersk UK, as applicable, directly or indirectly, owns or exercises control or direction over, be transferred to an Affiliate of Maersk or Maersk UK, as applicable, as verified by Maersk or Maersk UK, as applicable to the satisfaction of the Corporation acting reasonably.

12.2	Concurrent with an assignment or transfer to a Permitted Transferee pursuant to Section 12.1, the Permitted Transferee of a Party shall be bound by the provisions of this Agreement as if an original party hereto and shall execute and deliver to the other Party an executed assignment, assumption and novation agreement and other documentation reasonably requested, in form reasonably satisfactory to the other Party, acting reasonably, agreeing to be bound by the terms of this Agreement.

Article 13

Term and Termination

13.1	The term of this Agreement shall commence on the Effective Date and continue in full force and effect until the date that is 3 years following the date of Completion of the fifth Marine Cruise, being Cruise 7 (the Termination Date).

13.2	This Agreement and all rights and obligations of the Parties pursuant to this Agreement shall terminate and be of no further force or effect on the Termination Date.

Article 14

Regulatory Approval

14.1	Notwithstanding anything to the contrary in this Agreement, Maersk and Maersk UK hereby agree that the Corporation will not be obliged to issue any Shares hereunder if the issuance of the Shares would constitute a violation by Maersk or Maersk UK, as applicable, or the Corporation of any applicable law or regulation or of any rule of any governmental authority, regulatory body or, following completion of a Going Public Transaction, stock exchange having jurisdiction.

14.2	Maersk and Maersk UK hereby acknowledges that any Shares issued in accordance with this Agreement shall be subject to such terms, conditions or restrictions with respect to resale as may be imposed pursuant to the Articles, applicable law or by any securities commission or, following completion of a Going Public Transaction, stock exchange having jurisdiction with respect thereto, and Maersk and Maersk UK hereby agree to comply with such terms, conditions and restrictions, and the Corporation shall in no event be obliged, by any act of Maersk or Maersk UK, as applicable, or otherwise, to issue, register or qualify for resale or distribution any securities issuable hereunder pursuant to a Prospectus or similar document or to take any other affirmative action in order to cause the exercise of any rights hereunder or the issue, resale or distribution of Shares issuable pursuant hereto to comply with any law or regulation or any rule of any governmental authority, regulatory body or, following completion of a Going Public Transaction, stock exchange.

Article 15
General

15.1	Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural, feminine, or body corporate and vice versa where the context or the parties hereto so require.

15.2	Any notice to be given pursuant to the provisions hereof shall be in writing and shall be conclusively deemed to have been given and received by a party hereto and to be effective on the day on which it is delivered to such party at the address for such party set forth below (or at such other address that such party shall provide to the other party in writing), or if sent by email and received prior to 5:00 p.m. (Vancouver time) on the day such email is received (failing which such email shall be deemed to be received on the next following business day):

(a)	If to Maersk:

Maersk Supply Service A/S

Esplanaden 50

1098 Copenhagen K Denmark

Attention	Chief Strategy Officer

Email:	jonas.agerskov@maersksupplyservice.com

(b)	If to Maersk UK:

13th Floor, Aldgate Tower 2 Leman Street

London, United Kingdom El 8FA

Attention:	Company Secretary

Email:	john.kilby@maersk.com

(c) If to the Corporation:

Suite 1620, 200 Burrard Street
Vancouver, B.C., V6C 3L6 Canada

Attention	Chief Executive Officer

Email:	office@deepgreenresources.com

15.3	Maersk and Maersk UK hereby acknowledge that the Corporation may be required to disclose, pursuant to applicable securities laws or rules or regulations of applicable governmental authorities, regulatory bodies or stock exchange(s), and will be required to disclose as part of a Prospectus or Information Circular, as the case may be, in respect of a Going Public Transaction, information regarding Maersk and Maersk UK including, without limitation, their respective name, address and the number of Shares held, as applicable, and that such information will be disclosed by the Corporation to the Corporation’s registrar and transfer agent and legal counsel to the Corporation. By executing this Agreement, Maersk and Maersk UK consent to the foregoing collection, use and disclosure of such information.

15.4	The Parties covenant that they shall from time to time as may be reasonably requested by a Party do and perform such further acts and things and execute all such deeds, documents and writings as may be required to give effect to this Agreement.

15.5	Each Party shall bear its own costs and expenses incurred in connection with the negotiation and execution of this Agreement, including, without limitation, legal and other professional fees and expenses.

15.6	This Agreement (including the Schedules hereto and any documents referred to herein including the Definitive Agreements) represents the entire agreement between the Parties relating to the subject matter hereof, superseding the term sheet between Maersk and the Corporation dated December 23, 2016 and all other prior oral and written agreements, understanding, representations and warranties and courses of conduct and dealing between the Parties, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein (or in such documents referred to herein).

15.7	Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

15.8	This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

15.9	Time is of the essence hereof.

15.10	Neither this Agreement nor any provision hereof shall be amended, modified or changed except by an instrument in writing signed by both Parties.

15.11	Either Party may: (a) extend the time for the performance of any of the obligations or acts of the other Party; (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein; or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any other agreement, confirmation, instrument, certificate or other document required to be delivered pursuant to this Agreement; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

15.12	The invalidity, illegality or unenforceability of any provision of this Agreement does not affect the validity, legality or enforceability of any other provision hereof.

15.13	The headings used in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

15.14	This Agreement may be executed in any number of counterparts by the Parties to it on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A PDF copy of a signature delivered electronically by email shall be deemed to be an original for the purposes of this Agreement.

[intentionally blank — signature page follows]

Signature page to Investment and Participation Agreement dated as of the Effective Date.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

DEEPGREEN RESOURCES INC.

By:
Name:
Title:

MAERSK SUPPLY SERVICE A/S

By:
Name:
	Title:	Managing Director

MAERSK SUPPLY SERVICE SUBSEA UK LIMITED

By:
Name:
	Title:	Director

By:
Name:
Title:

CONFIDENTIAL

Schedule A

Confirmation of Funds (Corporation)

TO:	[Maersk I Maersk UK]

Reference is made to the Investment and Participation Agreement dated March 15, 2017 among Maersk Supply Service A/S (Company no. 31424377), Maersk Supply Service Subsea UK Limited (Company no. 09843677) and the Corporation (the IPA). Capitalised terms referred to herein and not otherwise defined have the same meaning as set forth in the IPA.

The Corporation hereby confirms that:

(a)	the Corporation has sufficient funds to undertake its allocable portion of the Marine Cruise Costs for Marine Cruise [●], being $[●], such costs which have been determined in accordance with the BIMCO dated [●].

(b)	the Corporation has, in all material respects, complied with all covenants and satisfied all terms and conditions in the IPA to be complied with and satisfied by the Corporation at or prior to the date of this Confirmation; and

(c)	the representations and warranties contained in Section 5.2 of the IPA were true and correct, in all material respects, as of the Effective Date.

DATED this [●] day of [●], 20[●]

DEEPGREEN RESOURCES INC.

By:
Name:
Title:

1

CONFIDENTIAL

Schedule B

Confirmation of Aggregate Costs (Maersk / Maersk UK)

TO:	The Corporation

Reference is made to the Investment and Participation Agreement dated March 15, 2017 among Maersk Supply Service A/S (Company no. 31424377), Maersk Supply Service Subsea UK Limited (Company no. 09843677) and the Corporation (the IPA). Capitalised terms referred to herein and not otherwise defined have the same meaning as set forth in the IPA.

[INSTRUCTION: use the following format for Cruise 3, 4, 5 and 6 and delete INSTRUCTIONS and confirmation and signature blocks below]

Maersk hereby confirms that:

(a)	the aggregate Marine Cruise Costs incurred by Maersk in respect of Marine Cruise [●] were $[●], such aggregate costs which have been determined in accordance with the BIMCO dated [●];

(b)	Maersk has, in all material respects, complied with all covenants and satisfied all terms and conditions in the IPA to be complied with and satisfied by Maersk at or prior to the date of this Confirmation; and

(c)	the representations and warranties contained in Section 5.1 of the IPA were true and correct, in all material respects, as of the Effective Date.

DATED this [●] day of [●], 20[●].

MAERSK SUPPLY SERVICE A/S

By:
Name:
Title:

[INSTRUCTION: use the following format for Cruise 7 and delete INSTRUCTIONS and confirmation and signature block above]

Maersk UK hereby confirms that:

(a)	the aggregate Marine Cruise Costs incurred by Maersk UK in respect of Marine Cruise [●] were $[●], such aggregate costs which have been determined in accordance with the BIMCO dated [●]; and

(b)	Maersk UK has, in all material respects, complied with all covenants and satisfied all terms and conditions in the IPA to be complied with and satisfied by Maersk UK at or prior to the date of this Confirmation.

Maersk hereby confirms that the representations and warranties contained in Section 5.1 of the IPA were true and correct, in all material respects, as of the Effective Date.

DATED this [●] day of [●], 20[●].

2

MAERSK SUPPLY SERVICE A/S		MAERSK SUPPLY SERVICE SUBSEA UK LIMITED

By:		By:
	Name:		Name:
	Title:		Title:

3

CONFIDENTIAL

Schedule C

Subscription Agreement (Maersk / Maersk UK)

4

CANADA/OFFSHORE

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

INSTRUCTIONS: To properly complete this Subscription Agreement:

(1) Complete all boxes on these two face pages.

(2) Complete and sign all of the required exhibits:

(i) If you are subscribing as an accredited investor, complete and sign Exhibit 1. and

(ii) All non-Canadian subscribers must complete and sign Exhibit 2.

(3) Return your completed documents to: Karen Tanaka: ktanakaadeepqreenresources.com.

This Subscription Agreement is comprised of 24 pages

TO:	DeepGreen Resources Inc. (the Corporation)

The undersigned (Subscriber) (each of the Subscriber and the Corporation may be referred to herein individually as a Party and collectively as the Parties) hereby irrevocably subscribes for the number of common shares in the capital of the Corporation (Shares) set forth below determined by dividing the aggregate expenditures (determined in accordance with the IPA (as defined below)) for the marine cruise specified below by the subscription price of $1.25 per Share, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Shares of DeepGreen Resources Inc.” attached hereto (together with the face pages and the attached exhibits, the Subscription Agreement).

Marine Cruise #

(Full Legal Name of Subscriber - please print) By:	Aggregate Expenditures:

(Authorized Signature)	Number of Shares (Aggregate Expenditures + $1.25 per Share):

(If the Subscriber is a corporation or other entity, print the name of the individual who signed above)	Disclosed Beneficial Purchaser Information:

(If the Subscriber is a corporation or other entity, print the title of the individual who signed above)	if the Subscriber is signing as agent for a principal pursuant to paragraph 3(g) (the Disclosed Beneficial Purchaser), complete the following and ensure that Exhibit 1 (and Exhibit 2, if applicable) is completed on behalf of such Disclosed Beneficial Purchaser

(Subscriber’s Residential Address)	(Name of Disclosed Beneficial Purchaser)

(Telephone Number)	(Disclosed Beneficial Purchaser’s Residential Address, Telephone Number and E-mail Address)

(E-Mail Address)	Deliver the Shares as set forth below:

Register the Shares as set forth below:	(Name)

(Name)	(Address)

(Account reference, if applicable)	(Contact Name and Telephone Number)

(Address)

(SUBSCRIBER MUST ALSO COMPLETE THE SECOND FACE PAGE)

Subscriber’s Present Holdings:	presently owned (beneficially, directly or indirectly) by applicable) or over which the Subscriber (or the Disclosed are as follows (please indicate “nil” if you (or the currently own or control any securities of the
The Subscriber represents that securities of the Corporation the Subscriber (or the Disclosed Beneficial Purchaser, if Beneficial Purchaser, if applicable) exercises control or direction, Disclosed Beneficial Purchaser, if applicable) do not Corporation):

Type of Securities Presently Owned	Number or Amount

The Subscriber represents that the Subscriber (or the Disclosed Beneficial Purchaser, if applicable) is O or is not C) (check one) an insider of the Corporation (as defined in Schedule A).

The Subscriber represents that the Subscriber (or the Disclosed Beneficial Purchaser, if applicable) is () or is not O (check one) a registrant (as defined in Schedule A).

The Subscriber represents that the Subscriber (or the Disclosed Beneficial Purchaser, if applicable) is O or is not O (check one) a promoter of the Corporation (as defined in Schedule A).

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

_______________, 20[●].

DeepGreen Resources Inc.
Subscription No.:
By:

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
SHARES OF DEEPGREEN RESOURCES INC.

Terms of the Offering

1.	The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that this subscription is irrevocable on the part of the Subscriber.

2.	The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the Shares subscribed for by it hereunder form part of the issuance and sale by the Corporation of Shares at a subscription price of $1.25 per Share pursuant to the Investment and Participation Agreement dated March 15, 2017 among Maersk Supply Service A/S (Company no. 31424377), Maersk Supply Service Subsea UK Limited (Company no. 09843677) and the Corporation (Company no. BC0901047) (the IPA, and such issuance and sale of Shares, the Offering). The Subscriber further acknowledges that the Corporation may offer or sell additional securities concurrently with the Offering or in the future.

Representations, Warranties and Covenants of the Subscriber

3.	The Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel, are relying thereon) that as of the date hereof (the Closing Date):

(a)	it has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto other than as set forth herein, acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities laws and regulatory policy until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and

(b)	it acknowledges that the Corporation is not now a “reporting issuer” under the securities laws of any province or territory in Canada, that the Corporation has no obligation to become a reporting issuer and that there is no guarantee that it will become a reporting issuer in the future; and the Subscriber further acknowledges that as a result of the Corporation not being a reporting issuer the Shares will be subject to an indefinite “restricted period” under applicable Canadian securities laws of 4 months and a day from the later of the Closing Date and the date the Corporation becomes a reporting issuer under the securities laws of any province or territory of Canada, during which time the Subscriber may not trade the Shares without filing a prospectus or being able to rely on one of the limited exemptions from the requirement to file a prospectus under applicable securities laws and it agrees that any certificates representing the Shares may bear the following legend indicating that the resale of such securities is restricted:

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) the Closing Date, and (ii) the date the issuer became a reporting issuer in any province or territory.”

and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it; and

(c)	other than the Data Room Information (as defined in the IPA), it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, prospectus, sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares; and

(d)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Shares; and

(e)	it understands that the Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivery of an offering memorandum and, as a consequence (i) the Subscriber is restricted from using most of the civil remedies available under securities legislation, (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under securities legislation; and

(f)	unless it is purchasing under subsection 3(g), it is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in, was offered the Shares in and executed this Subscription Agreement in the jurisdiction set out as the “Subscriber’s Residential Address” on the face page hereof and it (A) is an “accredited investor”, as such term is defined in National Instrument 45-106 “Prospectus Exemptions” (NI 45-106); (B) was not created and is not being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; (C) will concurrently execute and deliver a Representation Letter in the form attached to this Subscription Agreement as Exhibit 1 and specifically represents and warrants that one or more of the categories set forth in Appendix A attached to the Representation Letter correctly, and in all respects, describes the Subscriber, and will describe the Subscriber as at the Closing Date, and the Subscriber has so indicated by initialling next to the category in such Appendix A which so describes it; or

(g)	if the Subscriber is resident in or otherwise subject to applicable securities laws in Canada and is not purchasing as principal, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Shares, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Shares for whom it may be acting, and it and each beneficial purchaser is resident in the jurisdiction set out as the “Subscriber’s Residential Address” or the “Disclosed Beneficial Purchaser’s Residential Address”, as applicable, and the Subscriber is acting as agent for a Disclosed Beneficial Purchaser, who is disclosed on the face page of this Subscription Agreement, who is resident in the jurisdiction set out as the “Disclosed Beneficial Purchaser’s Residential Address” and who complies with subsection 3(f) hereof as if all references therein were to the Disclosed Beneficial Purchaser rather than to the Subscriber and the Subscriber has concurrently executed and delivered a Representation Letter in the form attached hereto as Exhibit 1 on behalf of such Disclosed Beneficial Purchaser (and executed and delivered Exhibit 2 if applicable) on behalf of such Disclosed Beneficial Purchaser; and

(h)	if the Subscriber or any other purchaser for whom it is acting hereunder is resident in or otherwise subject to the applicable securities laws of a jurisdiction outside of Canada, it has concurrently executed and delivered a Representation Letter in the form attached to this Subscription

Agreement as Exhibit 2 and will provide such evidence of compliance with all matters described in such Representation Letter as the Corporation or its counsel may request; and

(i)	it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; and

(ii)	there is no government or other insurance covering the Shares; and

(iii)	there are risks associated with the purchase of the Shares; and

(iv)	there are restrictions on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus under the Securities Act (British Columbia) and other applicable securities laws (the Securities Laws) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	the certificate representing the Shares will be endorsed with a legend stating that the Shares will be subject to restrictions on resale in accordance with applicable securities legislation; and

6)	it further acknowledges that: (i) the Class B Preferred Shares of the Corporation (Class B Shares) have attached to them special rights or restrictions as set out in Part 28 of the Articles of the Corporation (the Articles), including without limitation, if, at any time within 36 months after the Issue Date (as defined in the Articles) the Corporation issues Additional Shares (as defined in the Articles) for consideration in cash that is less than the Issue Price (as defined in the Articles) (Subsequent Financing Securities), then each Class B Holder (as defined in the Articles) shall have the right to acquire Common Shares (the Additional Subscription Right) at an issue price of US$0.05 per share (the Additional Subscription Price), subject to adjustment as provided in Section 28.7(4) of the Articles, being such number of Common Shares as is required to lower the average acquisition cost of the holder’s Class B Shares (taken together with such Common Shares purchased by the holder at the Additional Subscription Price) to the Subsequent Financing Securities purchase price; (ii) such special rights or restrictions, including the Additional Subscription Right, do not apply to Common Shares and the Subscriber will not be entitled to any such special rights, including the Additional Subscription Right, in respect of any Common Shares held by the Subscriber; (iii) if the Subscriber holds any Class B Shares in the future and such Class B Shares have attached to them special rights or restrictions including the Additional Subscription Right, the Additional Subscription Right will not entitle the Subscriber to any such adjustment with respect to any Common Shares held by the Subscriber; (iv) the exercise of any such special rights, including the Additional Subscription Right, may negatively affect the rights of the holders of Common Shares including, without limitation, by virtue of the dilutive effect of the Additional Subscription Right; and (v) the Subscriber has been encouraged to read the Articles in their entirety including to understand the special rights or restrictions attached to the Common Shares and the Class B Shares, respectively; and

(k)	the Shares have not been offered to the Subscriber (or any person on whose behalf the Subscriber is contracting) in the United States, and any person making the order to purchase the Shares and executing and delivering this Subscription Agreement was not in the United States when the order was placed and this Subscription Agreement was executed and delivered, unless such person is a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States signing on behalf of a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a Disclosed Beneficial Purchaser which is not in the United States or a U.S. Person (as described below); and

(I)	it is not a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the U.S. Securities Act), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not purchasing the Shares on behalf of, or for the account or benefit of, a person in the United States or a U.S. Person; and

(m)	it is aware that the Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares; and

(n)	it undertakes and agrees that it will not offer or sell any of the Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Shares, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules; and

(o)	it has not purchased the Shares as a result of any form of directed selling efforts in the United States, as such term is defined in Regulation S under the U.S. Securities Act; and

(p)	it understands and acknowledges that the Corporation (i) is under no obligation to be or to remain a “foreign issuer”, as such term is defined in the U.S. Securities Act, (ii) may not, at the time the Subscriber sells the Shares or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer; and

(q)	it pre-existed the offering of the Shares and has a bona fide business purpose other than the investment in the Shares and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable securities legislation; and

(r)	it is a corporation, partnership, trust, unincorporated association or other entity and it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and

(s)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber (or any person on whose behalf the Subscriber is contracting), or if the Subscriber (or any person on whose behalf the Subscriber is contracting) is not a natural person, any of such person’s constating documents, or any agreement to which such person is a party or by which it is bound; and

(t)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(u)	in the case of a subscription by it for Shares acting as agent for a principal, it is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal; and

(v)	it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Shares and is able to, and agrees to, bear the economic risk of loss of its investment or, where it is not purchasing as principal, each beneficial purchaser is able to, and agrees to, bear the economic risk of loss of its investment; and

(w)	it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(x)	it acknowledges that the Corporation's counsel is acting as counsel to the Corporation and not as counsel to the Subscriber (or any person on whose behalf the Subscriber is contracting); and

(y)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Shares; and

(z)	no person has made to the Subscriber (or any person on whose behalf the Subscriber is contracting) any written or oral representations (i) that any person will resell or repurchase the Shares (except in accordance with the articles of the Corporation), or (ii) that any person will refund the purchase price of the Shares, or (iii) as to the future price or value of the Shares, or (iv) as to any of the Shares being issued pursuant to this Subscription Agreement being listed on any stock exchange; and

(aa)	in connection with the matters that are the subject of this Subscription Agreement, the Subscriber has not committed a violation of the Corruption of Foreign Public Officials Act (Canada) or other applicable foreign corrupt practice legislation and the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder have not been sourced in violation of such legislation and will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the PCMLA) or otherwise contravene the PCMLA and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(bb)	the Subscriber (including any person on whose behalf the Subscriber is contracting) has been encouraged to obtain independent legal, income tax and investment advice with respect to this subscription for Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber (and each person on whose behalf the Subscriber is contracting) for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Closing

4.	The Subscriber agrees to deliver to the Corporation this duly completed and executed Subscription Agreement, including all applicable exhibits, on the Closing Date.

5.	The Corporation shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement unaltered on the pages not delivered.

General

6.	The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the Subscriber’s execution of this Subscription Agreement and as of the Closing Date. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and its counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify and save harmless the Corporation and its affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Date.

7.	The Subscriber acknowledges that this Subscription Agreement and the exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Shares under applicable securities laws, preparing and registering certificates representing the Shares to be issued to the Subscriber and completing filings required by relevant securities regulatory authorities including the British Columbia Securities Commission, as applicable. The Subscriber’s personal information will also be included in closing books prepared in connection with the Offering and may be disclosed now or in the future by the Corporation to one or more of the following: (i) stock exchanges and securities regulatory authorities; (ii) the Corporation’s registrar and transfer agent; (iii) Canadian tax authorities; (iv) any of the other parties involved in the Offering, including legal counsel; and (v) other parties subsequent to the Offering, including legal counsel, reviewing closing books prepared in connection with the Offering in furtherance of a business transaction or other legitimate business purpose of the Corporation. By executing this Subscription Agreement, the Subscriber:

(a)	acknowledges that it has been notified by the Corporation:

(i)	that the Corporation may be required to deliver to the relevant securities regulatory authorities or regulators the full name, residential address, telephone number and email address of the Subscriber, the number and type of securities purchased, the total purchase price, the date of distribution, whether or not the Subscriber is an insider of the Corporation or a registrant and the exemption relied upon;

(ii)	that this information is being collected by the various securities regulatory authorities or regulators under the authority granted in securities legislation;

(●)	that this information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction; and

(i)	that the contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of this information can be found in Schedule B to this Subscription Agreement;

(b)	consents to the collection, use and disclosure of the Subscriber’s personal information described in this Section 7; and

(c)	consents to the filing of copies or originals of any of the Subscriber’s documents delivered in connection with this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

8.	The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

9.	The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Shares be drawn up in the English language only. Le soussigne reconnait par les presentes avoir consenti et exige que tous les documents faisant foi ou se rapportant de quelque maniere a la vente d’actions soient rediges en anglais seulement.

10.	The contract arising out of this Subscription Agreement and all documents relating thereto is governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

11.	Any dispute, controversy or claim (a Dispute) arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the provisions of the UNCITRAL Arbitration Rules as adopted in 2013 and as may be further revised or adopted prior to the date of a Dispute (the Rules) and the following: (i) the arbitration shall be heard by an arbitral tribunal consisting of three arbitrators, with each Party having the right to appoint one arbitrator and the two so appointed arbitrators appointing the third arbitrator who shall act as chair; (ii) the place of arbitration shall be Vancouver, British Columbia; (iii) the language to be used in the arbitration proceedings shall be English; and (iv) the Parties hereby waive their right to any form of recourse against an award to any court or other competent authority, insofar as such waiver can validly be made under the applicable law. Except as set forth herein, where:

(a)	a Dispute has been referred to arbitration (an Existing Dispute) under this Agreement, the Preferred Share Purchase Option Agreement (as defined in the IPA), the Protective Non-Disclosure Agreement (as defined in the IPA), a BIMCO (as defined in the IPA) or the IPA (each, a Definitive Agreement); and

(b)	a new Dispute has arisen under a Definitive Agreement relating either to issues or to facts which are substantially the same as those to be determined in an Existing Dispute (a Related Dispute),

then (i) the Parties may agree that the three arbitrators appointed or to be appointed in respect of such Existing Dispute shall also be appointed in respect of such Related Dispute; or (ii) if three arbitrators have been appointed in the Existing Dispute, and no arbitrators have been appointed in a Related Dispute or is composed of the same arbitrators as in the Existing Dispute, the three arbitrators in the Existing Dispute shall have the power, upon the request of a Party to the Existing Dispute or a Related Dispute, to order the consolidation of the whole or part of both sets of arbitration proceedings in accordance with the Rules; provided in either case the three arbitrators determine that it would be just and equitable and procedurally efficient to do so and no Party to either the Existing Dispute or the Related Dispute would be materially prejudiced as a result. Notwithstanding the foregoing, the Parties agree that any Dispute arising out of or relating to Marine Cruise Costs (as defined in the IPA) or a BIMCO (or the breach, termination or invalidity thereof) shall be settled in accordance with the applicable BIMCO.

12.	Time is of the essence hereof.

13.	This Subscription Agreement (including the exhibits) and the Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, superseding all prior oral and written agreements, understanding, representations and warranties and courses of conduct and dealing between the parties, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

14.	The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except as otherwise provided in the Agreement, this Subscription Agreement is not assignable by any party hereto without prior written consent of the other parties.

15.	Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

16.	The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

17.	Either Party may: (a) extend the time for the performance of any of the obligations or acts of the other Party; (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein; or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any other agreement, confirmation, instrument, certificate or other document required to be delivered pursuant to this Subscription Agreement; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

18.	Each of the Parties acknowledges and agrees that the representations, warranties and covenants set out in this Subscription Agreement will not merge upon the completion of any In-kind Common Share Investment (as defined in the IPA) or the grant of the Preferred Share Purchase Option pursuant to the Preferred Share Purchase Option Agreement or the issuance of any Option Shares upon exercise of the Preferred Share Purchase Option pursuant to the Preferred Share Purchase Option Agreement, but will survive until completion of the final In-kind Common Share Investment in connection with the final Marine Cruise (as defined in the IPA), being Marine Cruise 7. Preferred Share Purchase Option and Option Shares have the same meaning as set forth in the Preferred Share Purchase Option Agreement.

19.	Each Party agrees to indemnify and save harmless the other Party and its respective Affiliates, shareholders, directors, officers, employees, counsel and agents (Indemnified Persons) against all losses, claims, costs, expenses and damages or liabilities (but excluding loss of profits, incidental and consequential damages and diminution in value) which any Indemnified Person may suffer or incur which are caused or arise from a breach by that Party of its representations, warranties and covenants herein.

20.	The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

21.	In this Subscription Agreement (including the exhibits), all references to $ are to U.S. dollars unless otherwise stated.

22.	This Subscription Agreement may be executed in any number of counterparts by the Parties to it on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A PDF copy of a signature delivered electronically by email shall be deemed to be an original for the purposes of this Agreement.

SCHEDULE A
DEFINITIONS

In this Subscription Agreement (including the exhibits attached to this Subscription Agreement), the following terms have the following meanings:

affiliate means an issuer connected with another issuer because

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same person;

bank means a bank named in Schedule I or II of the Bank Act (Canada);

Canadian financial institution means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(c)	a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

control person means

(a)	a person or company who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a person or company holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or company is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer, or

(b)	each person or company in a combination of persons or companies acting in concert by virtue of an agreement, arrangement, commitment or understanding, who holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and if a combination of persons or companies holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the combination of persons or companies is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

director means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

eligibility adviser means

(a)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(b)	in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)	have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

executive officer means, for an issuer, an individual who is

(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

(c)	performing a policy-making function in respect of the issuer;

financial assets means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

foreign jurisdiction means a country other than Canada or a political subdivision of a country other than Canada;

founder means, in respect of an issuer, a person who,

(a)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)	at the time of the distribution or trade is actively involved in the business of the issuer;

fully managed account means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

holding entity means a person that is controlled by an individual;

individual means a natural person, but does not include

(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in the person’s capacity as trustee, executor, administrator or other legal personal representative;

insider means:

(a)	a director or officer of the Corporation;

(b)	a director or officer of a person or company that is itself an insider or subsidiary of the Corporation;

(c)	a person or company that has

(i)	beneficial ownership of, or control or direction over, directory or indirectly, or

(ii)	a combination of beneficial ownership of and control or direction over, directly or indirectly,

securities of the Corporation carrying more than 10% of the voting rights attached to all of the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person or company as underwriter in the course of a distribution;

(d)	a person designated as an insider in an order made by a securities commission; or

(e)	a person that is in a prescribed / designated class of persons;

investment fund means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia) and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia) whose business objective is making multiple investments;

local jurisdiction means the province or territory of Canada in which the applicable Canadian securities regulatory authority is situate;

mutual fund has the meaning ascribed to it under the securities legislation of the local jurisdiction; non-redeemable investment fund means an issuer,

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest:

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

person includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

promoter means

(a)	a person or company, acting alone or in conjunction with one or more other persons or companies or a combination of them, that, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or

(b)	a person or company that, directly or indirectly, receives in consideration of services or property, or both,

(i)	10% or more of any class of securities of the issuer, or

(ii)	10% or more of the proceeds from the sale of any class of securities of a particular issue,

in connection with the founding, organizing or substantial reorganizing of the business of the issuer, but does not include a person or company that receives securities or proceeds solely

(iii)	as underwriting commissions, or

(iv)	in consideration of property transferred to the issuer,

if that person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

registrant means a person registered or required to be registered under any securities legislation in Canada;

regulator means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 and includes: (i) in Alberta, the Executive Director as defined under section 1 of the Securities Act (Alberta), (ii) in Ontario, the Director as defined under section 1 of the Securities Act (Ontario), and (iii) in British Columbia, the Executive Director as defined under section 1 of the Securities Act (British Columbia);

related entity means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;

related liabilities means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

Schedule Ill bank means an authorized foreign bank named in Schedule Ill of the Bank Act (Canada);

securities regulatory authority means, for the local jurisdiction, the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101, and includes the Alberta Securities Commission, the Ontario Securities Commission and the British Columbia Securities Commission;

spouse means an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

subsidiary means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Control

Other than in respect of the definitions of “holding entity” or “related entity” above, a person (first person) is considered to control another person (second person) if

(a)	the first person beneficially owns or, directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

In respect of the definitions of “holding entity” and “related entity” above, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of

(a)	ownership of or direction over voting securities in the second person,

(b)	a written agreement or indenture,

(c)	being the general partner or controlling the general partner of the second person, or

(d)	being a trustee of the second person.

SCHEDULE B

SECURITIES REGULATORY AUTHORITY IN LOCAL JURISDICTION

The contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of this information is as follows:

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6584

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Attention: FOI Inquiries

Email: FOI-privacvAbcsc.bc.ca

EXHIBIT 1

REPRESENTATION LETTER
(FOR ACCREDITED INVESTORS)

TO:	DeepGreen Resources Inc. (the Corporation)

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached.)

In connection with the execution by the undersigned Subscriber of the Subscription Agreement of which this Representation Letter forms a part, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	the undersigned Subscriber is resident in the jurisdiction set out as the “Subscriber’s Residential Address” on the face page of the Subscription Agreement and if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser is resident in the jurisdiction set out as the “Disclosed Beneficial Purchaser’s Residential Address” on the face page of the Subscription Agreement;

2.	the undersigned Subscriber is either (a) purchasing the Shares as principal for its own account, or (b) acting as agent for a Disclosed Beneficial Purchaser who is purchasing the Shares as principal for its own account;

3.	the undersigned Subscriber (or if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser) is an “accredited investor” within the meaning of National Instrument 45-106 “Prospectus Exemptions” (NI 45-106) by virtue of satisfying the indicated criterion as set out in Appendix A to this Representation Letter;

4.	the undersigned Subscriber (or if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser) was not created, and is not used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and

5.	upon execution of this Representation Letter by the undersigned Subscriber, this Representation Letter, including Appendix A hereto, shall be incorporated into and form a part of the Subscription Agreement.

Dated: ________________, 20_.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION(S) IN
APPENDIX A ON THE FOLLOWING PAGES

APPENDIX A

TO EXHIBIT 1

In this Appendix A all monetary references are in Canadian Dollars.

NOTE: PLEASE MARK YOUR INITIALS BESIDE THE APPLICABLE CATEGORY OR CATEGORIES OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Accredited Investor (as defined in NI 45-106) means:

(a)	(i)	except in Ontario, a Canadian financial institution, or a Schedule III bank; or

(ii)	in Ontario, (A) a bank listed in Schedule I, II or III to the Bank Act (Canada); (B) an association to which the Cooperative Credit Association Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act; or (C) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, except as otherwise prescribed by the regulations;

(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de I’ile de Montreal or an intermunicipal management board in Quebec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000;

(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(Note: if individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled.)

(I)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to

(i)	a person that is or was an accredited investor at the time of the distribution,

(ii)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 (minimum amount investment) or 2.19 (additional investment in investment funds) of NI 45-106, or

(iii)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (investment fund reinvestment) of NI 45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106);

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor; or

(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

EXHIBIT 2

REPRESENTATION LETTER

(FOR NON-CANADIAN RESIDENT INVESTORS
EXCLUDING U.S. PERSONS)

TO:	DeepGreen Resources Inc. (the Corporation)

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The undersigned Subscriber and (if applicable) any other purchaser for whom it is acting hereunder, is resident in the jurisdiction set out as the “Subscriber’s Residential Address” on the face page of the Subscription Agreement (the Foreign Jurisdiction) and the undersigned Subscriber certifies that it and (if applicable) any other purchaser for whom it is acting hereunder is not resident in or otherwise subject to applicable securities laws of any province or territory of Canada.

2.	The undersigned Subscriber and (if applicable) any other purchaser for whom it is acting hereunder, is a purchaser which is purchasing the Shares pursuant to an exemption from any prospectus or securities registration or similar requirements under the applicable securities laws of the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject.

3.	If the undersigned Subscriber, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable securities laws of a member state (Member State) of the European Economic Area (EEA) which has implemented Directive 2003/71/EC (the Prospectus Directive) other than the United Kingdom, the Subscriber (as principal for its own account or acting as agent for a Disclosed Beneficial Purchaser who is disclosed on the face page of the Subscription Agreement) represents and warrants that it is either:

(a)	a qualified investor within the meaning of the law in that Member State of the EEA which implements Article 2(1)(e) of the Prospectus Directive; and (2) is not acting as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, or, if so acting (i) the Shares which it proposes to acquire are not being acquired on behalf of, nor are they being acquired with a view to their offer or resale to, persons in a Member State of the EEA other than qualified investors as defined in the Prospectus Directive or persons who have agreed to purchase at least €100,000 worth of Shares; or (ii) where it proposes to acquire Shares on behalf of persons in a Member State of the EEA other than qualified investors or persons who have agreed to purchase at least €100,000 worth of Shares, the offer of those Shares to it is not treated under the Prospectus Directive as having been made to such persons; or

(b)	not a qualified investor within the meaning of the law in that Member State of the EEA which implements Article 2(1)(e) of the Prospectus Directive; and is purchasing at least €100,000 worth of Shares

(collectively, a permitted participant).

4.	If the undersigned Subscriber, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable securities laws of the United Kingdom:

(a)	the Subscriber is either: (i) purchasing the Shares as principal for its own account, (ii) acting as agent for a Disclosed Beneficial Purchaser who is disclosed on the face page of the Subscription Agreement and who is purchasing the Shares as principal for its own account; or (iii) purchasing the Shares on behalf of discretionary client(s) in circumstances where section 86(2) of the Financial Services and Markets Act 2000 (as amended by the Financial Services Act 2012) (FSMA) applies;

(b)	the Subscriber (and if the undersigned Subscriber is purchasing as agent for a Disclosed Beneficial Purchaser, the Disclosed Beneficial Purchaser) is a person in the United Kingdom who: (i) is a permitted participant, (ii) is a “qualified investor” for the purposes of section 86(7) of the FSMA, (iii) is such a person as is referred to in Article 19 (investment professionals) or Article 49 (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; and (iv) has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable securities laws with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and

(c)	it confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the Criminal Justice Act 1993, the Proceeds of Crime Act 2002 and Part VIII of the FSMA, it has identified its clients in accordance with the Money Laundering Regulations 2007 (the Regulations) and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Corporation or any agent or person acting for it in order to discharge any obligations under the Regulations.

5.	The purchase of Shares by the Subscriber, and any other purchaser for whom it is acting hereunder, does not contravene any of the applicable securities laws in the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject and does not result in: (i) any obligation of the Corporation to prepare and file a prospectus, an offering memorandum or similar document; or (ii) any obligation of the Corporation to make any filings with or seek any approvals of any kind from any regulatory body in such jurisdiction or any other ongoing reporting requirements with respect to such purchase or otherwise; or (iii) any registration or other obligation on the part of the Corporation under the applicable securities laws in the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject.

6.	The Shares are being acquired for investment purposes only and not with a view to the resale or distribution of all or any of the Shares.

7.	The Subscriber, and any other purchaser for whom it is acting hereunder, are knowledgeable of, and have been independently advised as to, the securities laws of the Foreign Jurisdiction or any other securities laws to which the Subscriber and (if applicable) any other purchaser for whom the Subscriber is acting hereunder are otherwise subject.

8.	Upon execution of this Exhibit by the undersigned Subscriber, this Exhibit shall be incorporated into and form a part of the Subscription Agreement.

Dated: ______________, 20

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